       COVER

SKYWAY RETIREMENT SAVINGS PLAN


Financial Statements for the Years Ended December 31,
1997 and 1996, Supplemental Schedules as of and for the Year Ended December 31, 1997 and Independent Auditors' Report

       INDEX


SKYWAY RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS


                                                               Page
Independent Auditors' Report                                    1

Financial Statements for the Years Ended December 31, 1997 and 1996:
 Statements of Net Assets Available for Benefits                2
 Statements of Changes in Net Assets Available for Benefits     3
 Notes to Financial Statements                                 4-7

Supplemental Schedules as of and for the Year Ended December 31, 1997:
 Item 27a - Assets Held for Investment Purposes                 8
 Item 27d - Reportable Plan Transactions                        9

INDEPENDENT AUDITORS' REPORT


The Administrative Committee of the
 Skyway Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Skyway Retirement Savings Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1997 and reportable Plan transactions for the year ended December 31, 1997 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP

San Jose, California
June 25, 1998

SKYWAY RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1997 AND 1996

ASSETS                                               1997          1996

INVESTMENTS:
  Vanguard Windsor II - at fair value              $ 3,199,466   $2,103,245
  Vanguard Investment Contract Trust - at
    contract value                                   1,292,825    1,136,733
  Vanguard Index Trust 500 Portfolio - at
    fair value                                       2,371,655    1,447,980
  Vanguard International Growth Portfolio - at
    fair value                                       1,288,154    1,144,940
  Union Pacific Company Stock Fund - at fair           986,225      848,248
value
  Union Pacific Resource Group Stock Fund - at
    fair value                                         216,834      320,474
  Vanguard Total Bond Market Fund - at fair            770,236      644,483
    value
  Participant loans - at fair value                    560,754      410,528
                                                   -----------   ----------
           Total investments                        10,686,149    8,056,631

CONTRIBUTIONS  RECEIVABLE                               90,246       71,519
                                                   -----------   ----------
NET  ASSETS  AVAILABLE  FOR  BENEFITS              $10,776,395   $8,128,150
                                                   ===========   ==========

See notes to financial statements.

SKYWAY RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 1997 AND 1996

                                             1997          1996
CONTRIBUTIONS:
  Employee                               $ 1,528,914    $1,509,826
  Employer matching                          405,251       326,023
  Less forfeited employer matching           (71,713)      (65,194)
funds                                    -----------    ----------

           Total contributions             1,862,452     1,770,655
                                         -----------    ----------
INVESTMENT  INCOME:
  Interest and dividends                     573,506       383,480
  Net appreciation in fair value of
    investments                              889,659       765,142
                                         -----------    ----------
           Total investment income         1,463,165     1,148,622
                                         -----------    ----------
BENEFIT  PAYMENTS                           (677,372)     (944,403)
                                         -----------    ----------
        NET  INCREASE  IN  NET  ASSETS
                        AVAILABLE  FOR
  BENEFITS                                 2,648,245     1,974,874

NET  ASSETS  AVAILABLE  FOR  BENEFITS:
  Beginning of year                        8,128,150     6,153,276
                                         -----------    ----------
  End of year                            $10,776,395    $8,128,150
                                         ===========    ==========

See notes to financial statements.

SKYWAY RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996

1. DESCRIPTION  OF  THE  PLAN

   The following description of the Skyway Retirement
   Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement and amendments for a more complete description of the Plan's provisions.

   General - The Plan, established January 1983 by Skyway
   Freight Systems, Inc. (the Company), is a defined contribution plan covering all full-time employees who have completed one year and 1,000 hours of service. The
   Plan is subject to the provisions of the Employee
   Retirement Income Security Act of 1974 (ERISA).
   Vanguard Fiduciary Trust Company (Vanguard) serves as trustee of the Plan.

   Contributions - Participants may elect to make tax deferred contributions of up to 10% of their compensation (subject to certain Internal Revenue Code limitations). Rollover contributions from a participant's former qualified plan or individual retirement account are also allowed.

   Employer contributions are determined at the discretion of the Company's Board of Directors. For the years ended December 31, 1997 and 1996, the Company contributed an amount equal to 25% of each participant's contributions, limited to 10% of the individual participant's annual compensation. Forfeited matching contributions revert to the Company and may be used in the following year to reduce the amount the Company must contribute for the matching contribution.

   Participant Accounts - Each participant's account is credited with the participant's contributions and an allocation of (a) the Company's contributions and
   (b) Plan earnings.

   Vesting - Participants are immediately vested as to participant contributions and earnings thereon. Vesting in the remainder of their accounts is based on years of continuous employment. Participants are fully vested after seven years of employment, attainment of age 65, or if employment is terminated by disability or death, regardless of years of service. Upon employee termination, all nonvested amounts will be forfeited upon the earlier of (i) the date the employee takes payment of his entire vested account balance or (ii) the date the employee incurs his fifth consecutive break in service.

   Spin-Off - During 1996, the Union Pacific Corporation spun off Union Pacific Resource Group. Each Plan participant's account received 0.846946 shares of Union
   Pacific Resource Group common stock for each share of Union Pacific common stock held in the account.
   Participants are not allowed to make additional purchases of Union Pacific Resource Group common stock.

   Investment Options - Participants may direct the investment of their accounts in any of the following seven investment options:

      Vanguard Windsor II - Funds are invested with a growth and income objective in common stocks.

      Vanguard Investment Contract Trust - Funds are invested in contracts issued by insurance companies and banks, and in similar types of fixed income investments.

      Vanguard Index Trust 500 Portfolio - Funds are invested in all of the stocks included in the Standard & Poor's 500 Index.

      Vanguard International Growth Portfolio - Funds are invested in potential growth companies based outside of the United States.

      Union Pacific Company Stock Fund - Funds are invested in common stock of Union Pacific Corporation.

      Vanguard Total Bond Market Fund - Funds are invested in corporate bonds.

   Investment decisions may be changed on a daily basis.

   Payment of Benefits - On termination of employment a participant may elect to receive the benefit in one of the following forms: (1) a lump-sum amount equal to the value of the vested portion of the participant's account; (2) installments, payable at least annually over a period of years not to exceed the life expectancy of the participant and his beneficiary; (3) a nontransferable annuity contract providing for a monthly guaranteed income for a specified number of years; or
   (4) a combination of the above.

2. SIGNIFICANT  ACCOUNTING  POLICIES

   Basis of Accounting - The financial statements of the Plan are prepared under the accrual method of accounting.

   Payment of Benefits - Benefits are recorded when paid.

   Investments are stated at fair value as determined by quoted market prices except for the Vanguard Investment
   Contract Trust, which is stated at contract value, and participant loans, which are stated at fair value.

   Administrative expenses of the Plan are paid by the Company.

3. PARTICIPANT  LOANS

   The Plan permits participants to borrow against the lesser of 50% of the vested portion of their account balance, or 100% of their before-tax contribution and rollover amounts, to a maximum of $50,000. The loans bear interest at prime rate (8.5% at December 31, 1997) plus 1% and are payable over a maximum five-year period.
   Loan repayment generally is made through payroll deductions.

4. PLAN  TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants immediately become fully vested.

5. ASSETS  OF  TERMINATED  EMPLOYEES

   At December 31, 1997 and 1996, approximately $25,000 and
   $24,000, respectively, of vested Plan assets were payable to terminated employees who have withdrawn from participation in the Plan.

6. INCOME  TAX  STATUS

   A favorable determination letter has been received from the Internal Revenue Service as to the qualified status of the Plan as amended through December 15, 1994.
   Therefore, management believes the Plan was qualified and tax-exempt as of and for the years ended
   December 31, 1997 and 1996. Accordingly, no provision for federal or state income taxes has been made.

7. INVESTMENT  CONTRACT  ACCOUNTS

   The Plan maintains contract accounts with Vanguard
   Group, Incorporated in its Investment Contract Account.

   The Plan's investment contract accounts are fully benefit responsive and therefore have been presented in the financial statements at contract value. The fair value of the Plan's investment contract accounts approximate the contract value at December 31, 1997.

   The average yield on investment contract accounts for the year ended December 31, 1997 and 1996 was 6.17% and 6.07%, respectively. The average crediting interest rates for the respective years were 6.08% and 6.00%.

8. SUPPLEMENTAL  FUND  INFORMATION

   Contributions, benefit payments and investment income by fund for the years ended December 31, 1997 and 1996 are as follows:

                                                1997          1996
Contributions:
  Employee contributions:
    Vanguard Windsor II                        $  416,624    $  351,478
    Vanguard Investment Contract Trust            164,261       212,402
    Vanguard Index Trust 500 Portfolio            354,527       318,753
    Vanguard International Growth Portfolio       241,529       251,915
    Union Pacific Company Stock Fund              223,660       233,849
    Union Pacific Resource Group Stock Fund             -             -
    Vanguard Total Bond Market Fund               128,313       141,429
                                               ----------    ----------
                                               $1,528,914    $1,509,826
                                               ==========    ==========

    Employer matching contributions (net of
                              forfeitures):
    Vanguard Windsor II                        $   88,860    $   82,560
    Vanguard Investment Contract Trust             35,041      (43,293)
    Vanguard Index Trust 500 Portfolio             76,191        71,051
    Vanguard International Growth Portfolio        50,687        61,064
    Union Pacific Company Stock Fund               48,846        54,851
    Union Pacific Resource Group Stock Fund             -             -
    Vanguard Total Bond Market Fund                33,913        34,596
                                               ----------    ----------
                                               $  333,538    $  260,829
                                               ==========    ==========

                                                  1997         1996
Benefit payments:
  Vanguard Windsor II                           $164,045    $171,898
  Vanguard Investment Contract Trust             101,144     204,618
  Vanguard Index Trust 500 Portfolio              98,429     166,416
  Vanguard International Growth Portfolio        117,718     146,338
  Union Pacific Company Stock Fund                67,365     132,546
  Union Pacific Resource Group Stock Fund         18,317      10,528
  Vanguard Total Bond Market Fund                 38,191      62,011
  Participant loans                               72,163      50,048
                                                --------    --------
                                                $677,372    $944,403
                                                ========    ========

Investment income:
  Vanguard Windsor II                         $  730,620    $  371,776
  Vanguard Investment Contract Trust              74,656        71,316
  Vanguard Index Trust 500 Portfolio             517,321       243,011
  Vanguard International Growth
    Portfolio                                     35,364       136,962
  Union Pacific Company Stock Fund                59,430       194,511
  Union Pacific Resource Group
    Stock Fund                                   (51,691)       82,864
  Vanguard Total Bond Market Fund                 64,180        23,098
  Participant loans                               33,285        25,084
                                              ----------    ----------
                                              $1,463,165    $1,148,622
                                              ==========    ==========

                          * * * * *

SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27a - SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT
PURPOSES
DECEMBER 31, 1997

                             Number                       Fair
                            of Units        Cost         Value

Vanguard Windsor II            111,791    $2,500,143   $ 3,199,466
Vanguard Investment
  Contract Trust             1,292,825     1,292,825     1,292,825
Vanguard Index Trust 500
  Portfolio                     26,331     1,632,667     2,371,655
Vanguard International
  Growth Portfolio              78,594     1,217,581     1,288,154
Union Pacific Company
  Stock Fund 1                  96,311       763,247       986,225
Union Pacific Resource
  Group Stock Fund 1            24,923       210,353       216,834
     Vanguard Total Bond
                  Market
  Fund                          76,337       744,609       770,236
Participant loans 2                  -       560,754       560,754
                                          ----------   -----------
                                          $8,922,179   $10,686,149
                                          ==========   ===========

1  Represents a party-in-interest.

2 Consists of 149 individual loans with interest at prime plus 1% and terms ranging from one to five years.

SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27d - SUPPLEMENTAL SCHEDULE OF REPORTABLE PLAN TRANSACTIONS* YEAR ENDED DECEMBER 31, 1997

Description of Investment                      Cost       Proceeds     Gain

SERIES  OF  TRANSACTIONS

ACQUISITIONS:
  Vanguard Windsor II (72 transactions)      $1,072,198
  Vanguard Investment Contract Trust
    (110 transactions)                          597,037
  Vanguard Index Trust 500 Portfolio
    (84 transactions)                           711,511
  Vanguard International Growth Portfolio
    (64 transactions)                           468,911

DISPOSITIONS:
  Vanguard Investment Contract Trust
    (110 transactions)                       $  440,945    $440,939   $      6
  Vanguard Windsor II (82 transactions)         322,682     415,317     92,635


* Reportable Plan transactions are defined as transactions that exceed 5% of the fair market value of Plan assets at the beginning of the year.